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                                   Exhibit 23


INDEPENDENT AUDITORS CONSENT

We consent to the incorporation by reference in Registration Statement No. 033-60809 and 333-61379 on Form S-3 and Registration Statements Nos. 033-61073, 033-61075 and 333-27967 on Form S-8 of Commercial Metals Company of our report dated October 13, 1999, appearing in the Annual Report on Form 10-K of Commercial Metals Company for the year ended August 31, 1999.



/s/ DELOITTE & TOUCHE LLP

Dallas, Texas
November 24, 1999